EXHIBIT 21.1

GLOBAL IMAGING SYSTEMS, INC.

Direct and Indirect Subsidiaries

NAME	ADDITIONAL NAME (S) UNDER WHICH SUBSIDIARY DOES BUSINESS	JURISDICTION OF ORGANIZATION
American Photocopy Equipment Company of Pittsburgh, LLC	AMCOM Office Systems Global Solutions Group	Delaware
Berney Office Solutions, LLC and its subsidiaries:		Alabama Georgia
N&L Enterprises, LLC Modern Business Machines, LLC		Alabama Alabama

Capitol Office Solutions, LLC and its subsidiary:		Delaware Maryland Virginia District of Columbia
Stewart Business Systems, LLC	Office Tech and Stewart Industries	New Jersey New Jersey and Pennsylvania
Carr Business Systems, Inc.	Carr Business Systems Carr-Statewide Carr Financial Services Global Solutions Group	New York New Jersey
Commercial Equipment Company and its subsidiary:	Reed Office Systems, Inc. Office Initiatives, Inc. Global Solutions Group	Michigan Ohio
Advanced Document Solutions, LLC		Michigan

Connecticut Business Systems, LLC	Blooms Business Systems Business Systems of Westchester Global Solutions Group	Delaware Connecticut Massachusetts New York
Conway Office Products, LLC and its subsidiaries:		New Hampshire Massachusetts Vermont

Business Equipment Unlimited and its subsidiary:	Advanced Business Solutions Transco Business Technologies	Maine
Global Imaging Finance Company, LLC		Delaware
Cameron Office Products, LLC		Massachusetts
Eastern Copy Products, LLC Northeast Copier Systems, LLC a 99% limited partnership interest in Global Operations Texas, L.P.	Kelley Office Systems	New York Massachusetts Texas

Copy Service and Supply, Inc.	Office Furniture Concepts, Inc. KOSI Office Systems Atlantic Business Systems	North Carolina South Carolina
Distinctive Business Products, Inc.* and its subsidiary:	Chicago Office Technology Group Column Office Products	Illinois Indiana
Global Imaging Operations, LLC Image Manufacturing, Inc.		Delaware Illinois

Duplicating Specialties, Inc.	Copytronix Henderson’s Office Systems CTX Business Solutions Global Solutions Group, a division of Copytronix	Oregon Washington
Electronic Systems, Inc. and its subsidiaries:	NuLaser NuLaser Business Systems Global Solutions Group	Virginia
W.I. McKendree Company, Inc.	Ecom-division	Virginia
Electronic Systems of Richmond, Inc.		Virginia

Global Operations Texas, L.P. (1% general partnership interest owned by Global Imaging Systems, Inc. and a 99% limited partnership interest owned by Conway Office Products, LLC) and its subsidiary:	Dahill Industries Felco Office Systems Global Solutions Group	Texas
Alternative Office Systems, Inc.	Dba Lazer Systems	Texas

Lewan & Associates, Inc. and its subsidiary:	Global Solutions Group	Colorado
Arizona Office Technologies, Inc.	Copy Systems, Inc.	Arizona Wyoming

Louis E. Marino, Sr. Incorporated	Advanced Business Systems	California

Pacific Office Solutions, Inc.	Advanced Business Machines County Business Systems	California
Quality Business Systems, Inc.	QBSI Global Solutions Group, a division of QBSI	Washington
Southern Business Communications, Inc. and its subsidiaries:	Brinkmann & Associates	Georgia Florida Virginia Tennessee
AV Presentations, Inc.		Georgia
Centre Business Products, Inc.		Pennsylvania
Daniel Communication, Inc.		Alabama
ProView, Inc.		North Carolina

Imagine Technology Group, Inc. and its subsidiaries:
MWB Copy Products, Inc.	MWB Business Systems Paramount Imaging Spectrum Distribution Southern California Business Consumers Digest	California
E.P.T. Systems, Inc.	El Paso Triad Consolidated Office Products, Inc. COPs	Texas
The Copier Brothers, Inc.	CB Document Solutions Copier Brothers Executive Office Systems The Copier Brothers CB Document Solutions CB Solutions	Delaware Arizona
Lucas Business Systems, Inc.	Lucas Business Systems	Delaware California

Pinnell, Inc.	Pinnell, Inc. – Tri Cities	Delaware Oregon Washington
Digitec Business Systems, Inc.	MWB Copy Products – San Diego	California Delaware
Denitech Corporations	TLC Office Systems, Inc. Denitech Dallas	Texas Texas
Denitech Holdings, LLC		Delaware
Denitech Partners, LLC		Delaware Texas
Dallas Denitech Limited	Denitech Corporation	Texas Delaware
Denitech Ft. Worth, Inc.	Denitech	Texas
Denitech Ft. Worth Holdings, LLC		Delaware
Denitech Ft. Worth Partners, LLC		Delaware Texas
DFW Denitech Limited	Denitech Ft. Worth, Inc.	Texas
Tejas Business Systems, Inc.		Delaware
Tejas Systems Holdings, LLC		Delaware
Tejas Partners, LLC		Delaware Texas
TBS Denitech Limited	Tejas Business Systems, Inc. Denitech Austin, Inc. Denitech Austin Tejas Business Systems, Inc.	Texas

*	Distinctive Business Products, Inc. is a subsidiary of Global, Pacific Office Solutions, Inc., Stewart Business Systems, LLC, Daniel Communications, Inc., Duplicating Specialties, Inc., Carr Business Systems, Inc., Capitol Office Solutions, LLC, Eastern Copy Products, LLC, E-com division, Electronic Systems of Richmond, Inc., Electronic Systems, Inc., Quality Business Systems, Inc., Lewan & Associates, Inc., Business Equipment Unlimited, ProView, Inc., Centre Business Products, Inc., Cameron Office Products, LLC, Connecticut Business Systems, LLC, Copy Service and Supply, Inc., American Photocopy Equipment Company of Pittsburgh, LLC, Berney Office Solutions, LLC, Conway Office Products LLC, Global Operations Texas, L.P. and Southern Business Communications, Inc.